SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2008

Date of Report (Date of Earliest Event Reported)

CARBO CERAMICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15903	72-1100013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050, Irving, TX		75039
(Address of principal executive offices)		(Zip code)

(972) 401-0090
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On August 28, 2008, CARBO Ceramics Inc., a Delaware corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among the Company, Pinnacle Technologies, Inc., a California corporation and a wholly-owned subsidiary of the Company (“Pinnacle”), and Halliburton Energy Services Inc., a Delaware corporation (“Halliburton”). Pursuant to the Acquisition Agreement, the assets comprising the fracture mapping and reservoir monitoring businesses (the “Business”) of Pinnacle will be purchased by Halliburton for $137 million in cash, subject to a working capital adjustment. The transaction is expected to be completed in the fourth quarter of 2008.

The Acquisition Agreement contains customary representations, warranties and covenants of the Company, Pinnacle and Halliburton. In particular, the Acquisition Agreement contains customary non-compete and non-solicitation of employees covenants.

The acquisition of the Business is subject to customary closing conditions, including (a) the receipt of antitrust approval or the expiration of any applicable waiting period, (b) there not having occurred a material adverse effect on the Business since December 31, 2007, (c) the accuracy of representations and warranties set forth in the Acquisition Agreement as of the closing of the acquisition (the “Closing”) and (d) the performance of covenants set forth in the Acquisition Agreement.

Pursuant to the Acquisition Agreement and subject to customary limitations and exceptions, Pinnacle has agreed to indemnify Halliburton under certain circumstances for, among other things, (a) breaches of the representations, warranties and covenants of Pinnacle or the Company included in the Acquisition Agreement and (b) losses arising out of any assets or liabilities retained by Pinnacle. The Company has provided an unconditional guarantee of Pinnacle’s obligations under the Acquisition Agreement, including Pinnacle’s indemnification obligations.

The Acquisition Agreement may be terminated in certain customary circumstances, including if the Closing has not occurred by February 28, 2009.

The foregoing summary of the Acquisition Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement, which is attached as Exhibit 10.01 hereto and incorporated herein by reference.

Supply Agreement

The Company also executed a Proppant Supply Agreement (the “Supply Agreement”), dated as of August 28, 2008, between the Company and Halliburton. The Supply Agreement provides for a five-year arrangement between the parties, effective upon the Closing under the Acquisition Agreement, whereby Halliburton has agreed to purchase a minimum amount of its ceramic proppant needs from the Company. If Halliburton purchases certain percentages of its ceramic proppant consumption from the Company, Halliburton will benefit from certain limited discount levels, and may have a period of exclusivity with respect to selected

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new products of the Company. The Agreement contains customary commercial terms regarding forecasting, ordering, forward stocking, compliance and quality.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Acquisition Agreement, dated as of August 28, 2008, by and among CARBO Ceramics Inc., Pinnacle Technologies, Inc. and Halliburton Energy Services Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

DATE: September 4, 2008	By:	/s/ R. SEAN ELLIOTT
	Name:	R. Sean Elliott
	Title:	General Counsel, Corporate Secretary and Chief Compliance Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.01	Acquisition Agreement, dated as of August 28, 2008, by and among CARBO Ceramics Inc., Pinnacle Technologies, Inc. and Halliburton Energy Services Inc.

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